Consent of Independent Certified Public Accountants

     We have issued our report dated May 16, 2003 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 153 as of March 30, 2003, and for the period then ended, contained in this Post-Effective Amendment No. 13 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                              Grant Thornton LLP

Chicago, Illinois
July 25, 2003